UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 13, 2026

Astrotech Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34426	91-1273737
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1817 W. Braker Ln., Ste. 400, Austin, Texas	78758
(Address of Principal Executive Offices)	(Zip Code)

(512) 485-9530
Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ASTC	NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

1st Detect Corporation Transaction Incentive Bonus Plan

On October 13, 2026, the Board of Directors (the “Board”) of Astrotech Corporation (the “Company”) approved and adopted the 1st Detect Corporation Transaction Incentive Bonus Plan (the “1st Detect Bonus Plan”), relating to certain transactions involving 1st Detect Corporation, a Delaware corporation and wholly-owned subsidiary of the Company (“1st Detect”).

Under the 1st Detect Bonus Plan, the Company will establish a bonus pool (the “Bonus Pool”), the size of which will be an amount equal to 20% of the actual aggregate fair market value of the proceeds to be received by 1st Detect or the Company in connection with the closing of a Sale Transaction (as defined in the 1st Detect Bonus Plan), as determined by the administrator in its sole discretion, (i) after repayment of any indebtedness, liabilities or capital lease obligations of 1st Detect, if applicable, (ii) net of any fees associated with the Sale Transaction, including, without limitation, investment banking, accounting, consulting and attorney fees, and (iii) without making any adjustment for amounts to be paid under the 1st Detect Bonus Plan (the “Transaction Value”). No Bonus Pool will be established under the 1st Detect Bonus Plan unless the Transaction Value equals or exceeds $20 million. Awards made under the 1st Detect Bonus Plan will be granted pursuant to the Form of Award Letter to the 1st Detect Corporation Transaction Incentive Bonus Plan (the “1st Detect Award Letter”), a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated by reference herein.

Certain key employees that have been selected by the administrator will be designated as participants and will be eligible to be paid a transaction bonus based on the respective employee’s individual allocations of the Bonus Pool. Any portion of the pool that is unallocated at the time of a Sale Transaction will be distributed to 1st Detect or the Company, pursuant to the terms of the agreements governing the sale transaction; provided, however, that in connection with a Sale Transaction, Mr. Tom Wilkinson, a current director of the Company, to the extent he continues to be an independent director and a member of the administrator at such time, acting solely as the administrator, may instead award all or part of the unallocated portion of the Bonus Pool to Thomas B. Pickens, III, the Company’s Chief Executive Officer, subject to the terms and conditions in the 1st Detect Bonus Plan. Transaction bonuses will be paid to each participant who is actively employed by 1st Detect (or its successor), the Company or its affiliates on the applicable payment date. Each transaction bonus will be paid on or within 30 days after the date the Sale Transaction proceeds are received.

A participant’s eligibility for a transaction bonus will cease and be forfeited (i) if the participant’s employment terminates for any reason or (ii) if the participant fails to timely return a release.

The term of the 1st Detect Bonus Plan commences on October 13, 2026 (the “Effective Date”) and will remain in effect until the date that is the earlier of (i) five years following the Effective Date or (ii) its termination in accordance with the terms of the 1st Detect Bonus Plan.

The foregoing description of the 1st Detect Bonus Plan and the 1st Detect Award Letter do not purport to be complete and are qualified in their entirety by reference to the full text of the 1st Detect Bonus Plan and the 1st Detect Award Letter, copies of which are filed as Exhibits 10.1 and 10.3 to this Current Report on Form 8-K and are incorporated by reference herein.

First Amendment to the Astrotech Corporation Transaction Bonus Plan

On October 13, 2026, the Board approved the First Amendment to the Transaction Bonus Plan (the “First Amendment”) to the Company’s Transaction Bonus Plan (the “Company Bonus Plan”) to remove the sale of major subsidiary from the definition of “Qualifying Transaction” (as defined in the Company Bonus Plan). Awards made under the Transaction Bonus Plan will be granted pursuant to the Form of Award Letter to the Astrotech Corporation Transaction Bonus Plan (the “Company Award Letter”), a copy of which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated by reference herein.

The foregoing description of the First Amendment and the Company Award Letter do not purport to be complete and are qualified in their entirety by reference to the full text of the First Amendment and the Company Award Letter, copies of which are filed as Exhibits 10.2 and 10.4 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	1st Detect Corporation Transaction Incentive Bonus Plan.
10.2	First Amendment to the Astrotech Corporation Transaction Bonus Plan.
10.3	Form of Award Letter to the 1st Detect Corporation Transaction Incentive Bonus Plan.
10.4	Form of Award Letter to the Astrotech Corporation Transaction Bonus Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Astrotech Corporation

October 19, 2026	By:	/s/ Thomas B. Pickens III
Thomas B. Pickens III
Chief Executive Officer, Chief Technology Officer and Chairman of the Board